Exhibit 1.01
Conflict Minerals Report
SunPower Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for 2016 as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2017.
Unless the context indicates otherwise, the term “SunPower” refers to SunPower Corporation and its consolidated subsidiaries, and “Service Provider” refers to Source Intelligence, a software company providing a software and due diligence service function. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider in coordination with SunPower. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.
This report can be found on the SunPower website at: http://investors.sunpower.com/sec.cfm.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that SunPower intends to take to mitigate the risk that its necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by SunPower’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. SunPower cautions readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. SunPower undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
Overview; SunPower's Products and Applicability of the Conflict Minerals Rule
SunPower is a leading global energy company that delivers complete solar solutions to residential, commercial, and power plant customers worldwide through an array of hardware, software, and financing options and through utility-scale solar power system construction and development capabilities, operations and maintenance services, and "Smart Energy" solutions. SunPower products include solar panels and balance of systems components that can include inverters, combiner boxes, racking systems, mechanical and motorized systems, and electrical tracking, monitoring and controller systems. Each of the product areas that SunPower manufactures and contracts to manufacture contain 3TG which is necessary to the functionality or production of such products. However, 3TG content continues to represent a small portion of the materials content of SunPower’s products. For 2016, SunPower was unable to determine the origin of at least a portion of the necessary 3TG in each of its product areas.
For a further discussion of SunPower’s products, see its Annual Report on Form 10-K for the fiscal year ended January 1, 2017. The information contained in the Form 10-K is not incorporated by reference into this Conflict Minerals Report or SunPower's Form SD for 2016 and should not be considered part of this Conflict Minerals Report or the Form SD.
SunPower is committed to human rights. As a result of this commitment, SunPower commenced its 3TG diligence activities in 2011, well before the adoption of the Conflict Minerals Rule.
SunPower is multiple levels removed from the mining of minerals (3TG or otherwise). SunPower does not make purchases of raw ore or unrefined minerals directly from smelters or refiners and makes no purchases in the Covered Countries. However, through the efforts described in this Conflict Minerals Report, SunPower seeks to ensure its suppliers are sourcing responsibly.

SunPower does not seek to embargo sourcing of 3TG from the Covered Countries and encourages its suppliers to continue to source 3TG responsibly from the region.
Reasonable Country of Origin Inquiry
To complete the Reasonable Country of Origin Inquiry (RCOI) required by the Conflict Minerals Rule, SunPower and its Service Provider engaged with suppliers to collect information about the presence and sourcing of 3TG used in products and components supplied to SunPower. The primary method of inquiry was a preliminary questionnaire issued in December 2016 that served to establish in-scope suppliers. SunPower also reviewed prior year conflict mineral submissions from suppliers, took note of new suppliers, and identified certain suppliers as likely to use 3TG that originated in Covered Countries. Prior to initiating due diligence, SunPower had reason to believe that 3TG used in products may have originated in Covered Countries, and also had reason to believe that these minerals may not have been from scrap or recycled sources, and therefore were subject to due diligence on source and chain of custody.
For its RCOI, to the extent applicable, SunPower utilized the same processes and procedures as for its due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below), which are discussed later in this Conflict Minerals Report.
Due Diligence Framework
SunPower utilizes due diligence measures for 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition 2016) (the “OECD Guidance”).
The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. SunPower’s application of this framework and selected due diligence measures are discussed in this section and within “Due Diligence Program Execution.” Application of the framework constitutes a part of the program that SunPower has put in place to help ensure that the 3TG contained in its products are responsibly sourced.
In an effort to increase supplier awareness about conflict minerals, supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, suppliers to whom SunPower performed outreach were introduced to the Service Provider’s Conflict Minerals Resource Center. The resource center is provided to increase knowledge, educate suppliers as to why information is being requested, and help suppliers evaluate whether they are in scope.
Compliance Team
In support of its compliance efforts, SunPower has a compliance team that is charged with overseeing, implementing and providing feedback on its 3TG compliance strategy. The team consists of staff from SunPower’s legal and supply chain management groups. The members of the team and selected other internal personnel are trained on the Conflict Minerals Rule, the OECD Guidance, SunPower’s compliance plan, and the procedures for reviewing and validating supplier responses to its inquiries. The last training took place in September 2016.
SunPower also utilizes the Service Provider and outside counsel to assist with and/or to advise it on certain aspects of its compliance.
Conflict Minerals Policy; Grievance Mechanism
SunPower has adopted a Conflict Minerals Policy, which was last updated in August 2016. Under the Conflict Minerals Policy, SunPower suppliers are required to:

1.	Adhere to the Conflict Minerals Policy when acknowledging SunPower’s Supplier Sustainability Guidelines, and pass the same requirements on to their suppliers; and

2.
Declare that all products supplied either do not contain 3TG that are necessary to their production or functionality, or, if they do, that they originate from non-conflict areas or from refiners or smelters that have been validated as being conflict free.

The Conflict Minerals Policy indicates that SunPower will evaluate its relationships with its suppliers on an ongoing basis to ensure continued compliance with the policy. Under the Conflict Minerals Policy, SunPower reserves the right to request additional documentation from its suppliers regarding the source of any 3TG included in their products. In addition, suppliers must maintain and provide to SunPower, upon request, traceability data for a minimum of five years.
The Conflict Minerals Policy is communicated internally to SunPower’s supply chain employees and to suppliers. In addition, the Conflict Minerals Policy is posted on SunPower’s website at http://us.sunpower.com/company/corporate-social-responsibility/.
The Company has a grievance mechanism for reporting violations of the Company’s Conflict Minerals Policy. Violations may be reported by calling the Company’s Compliance and Ethics Helpline at 1-866-307-5679 within the United States, or at 16 other toll-free numbers provided on the Company’s employee intranet in additional countries, or by going to the Company’s reporting website at https://sunpower.alertline.com, https://sunpowereu.alertline.com (for employees in Europe, except Spain) or https://sunpowersp.alertline.com (for employees in Spain).
Upstream Supplier Communication
SunPower informs its direct suppliers of conflict mineral concerns within their chain of custody and indicates actions necessary to mitigate the concern. These actions include requesting that direct suppliers communicate to upstream suppliers what smelters and refiners pose sourcing concerns, and whether a smelter is known to source from one or more Covered Countries and has not completed a 3rd party audit. All mitigation to address sourcing concerns is documented as part of SunPower’s risk management in software supported by the Service Provider.
Data Collection; Records Storage and Retention
SunPower uses the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict-Free Sourcing Initiative (the “CFSI”) to gather information on the use of 3TG by its suppliers, the source of the 3TG and the suppliers’ related compliance procedures. For the 2016 reporting year, only CMRT’s version 3.0 or higher was accepted. SunPower gave suppliers the ability to provide information at a level at which they could most readily assemble the information (i.e. company, product, or user-defined), but required suppliers to declare the level of information provided.
SunPower has an internal electronic file for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. SunPower stores all supplier CMRTs from 2015 forward in the Service Provider’s software, and documents all evidence of supplier conflict minerals risk needed to make decisions in the Service Provider’s software. As contemplated by the OECD Guidance, SunPower will maintain these records for at least five years. The Service Provider also is requested to maintain records in its possession for at least five years.
Supplier Acknowledgements
SunPower requires its direct suppliers to provide the acknowledgements contemplated by its Conflict Minerals Policy, as described above.
Ongoing Conflict Minerals Risk Management
SunPower gathers information on conflict minerals risk from a variety of sources, including: recognition of supplier categories that most frequently cite 3TG use, involvement of SunPower in interest groups such as CFSI and the Silicon Valley Conflict Minerals Forum, and frequently communicating with partner organizations including the Service Provider. SunPower further uses the preliminary questionnaire and CMRT reporting form as risk identification tools. As an additional measure, SunPower has begun asking conflict minerals scoping questions in a survey intended for a large cross section of its suppliers. As SunPower is multiple layers removed from smelters and refiners, it relies on information shared through its networks. SunPower includes conflict mineral concerns in the risk profile of each supplier found in the Service Provider’s software platform. Supply chain managers within SunPower work with the compliance team to identify conflict minerals concerns, and help devise risk mitigation efforts. The compliance team reports aggregated conflict minerals risk findings to SunPower’s Sourcing Council, which includes senior management, and the contents of this conflict minerals report are shared with SunPower’s Sustainability Council, which includes executive management.

SunPower determines on a case-by-case basis the appropriate risk mitigation strategy for any identified risks. Potential outcomes under SunPower’s risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier. Under SunPower’s risk management framework, to the extent that risks require mitigation, SunPower monitors and tracks the performance of the risk mitigation efforts and for reporting these efforts to appropriate senior oversight personnel.
For example, from CMRT declarations received and not received for the 2016 reporting period, SunPower has prioritized certain suppliers for risk mitigation actions in 2017. To address new suppliers, SunPower utilizes software that helps establish conflict mineral risk for suppliers based on parts proposed in new bills of material.
Utilization of Independent Third-party Audits
To the extent that smelters or refiners are identified, SunPower primarily utilizes information made available by the CFSI concerning independent third-party audits and “DRC Conflict Free” status. SunPower was a member of the CFSI in 2016, and the Service Provider is current member of CFSI. However, consistent with best practice, SunPower relies in part on the following internationally accepted auditing bodies and their standards: the London Bullion Market Association (LBMA) Good Delivery Program and the Responsible Jewelry Council (RJC) Chain-of-Custody Certification.
Report on Supply Chain Due Diligence
SunPower files a Form SD, and, to the extent required, a Conflict Minerals Report, with the Securities and Exchange Commission and makes these filings available on its corporate website.
Due Diligence Program Execution
In furtherance of SunPower’s 3TG due diligence, it performed the due diligence measures discussed below for 2016. For a discussion of the design of SunPower's due diligence measures, see “Due Diligence Framework.”
SunPower’s outreach included 144 suppliers (the “Suppliers”) that (1) contracted to manufacture products for SunPower which were determined by SunPower to contain or potentially contain 3TG which is necessary to the functionality or production of the products, or (2) provided components, parts, or products which were determined by SunPower to contain or potentially contain necessary 3TG, and which were incorporated into products manufactured by SunPower.
SunPower also considered the degree of influence it exercised with respect to the materials, parts and components of products manufactured by third parties. With respect to products SunPower contracted to manufacture, if parts within the bill of materials for those products were selected by SunPower, then SunPower carried out due diligence of those parts, while the contract manufacturer carried out due diligence for general use parts of the product and reflected it in their CMRT.
Specifically, SunPower took the following steps:

1.
Reviewed products sold in 2016 and determined which commodities and components of those products might contain 3TG (included product specifications, supply chain records including bills of material, and engineering inquiries). If uncertainty about a product remained, third party material tests were reviewed or supplier inquiries were made. Finally, lists of 2016 suppliers were gathered for the commodities and components in question.

2.
For each component, whether contract-manufactured or manufactured in-house, each supplier was considered in-scope if they supplied metal pieces, metal coated pieces, circuit boards, or conductive pieces, as per the bill of materials.

3.	Suppliers were considered in-scope for 2016 if they reported use of 3TG in the 2015 reporting year and were again a supplier in 2016.

4.
Suppliers identified through these prior steps were then sent preliminary questions, including whether 3TG was in their products or if they supplied products to SunPower in 2016. Suppliers answering no to these questions were not considered in scope. If SunPower had reason to believe a supplier may have incorrectly been removed from the scope based on preliminary questions, such supplier was asked to resubmit their response or provide supporting evidence.

5.
SunPower sent Suppliers remaining in-scope a CMRT reporting form. SunPower and the Service Provider reviewed CMRT responses received from the Suppliers for incomplete responses, potential errors or inaccuracies, lack of consistency, and other flags. If any “quality control” flags were raised, suppliers were contacted to clarify the concern.

6.
If a smelter was not on the CFSI reference list, the Service Provider (a) requested that the Supplier confirm that the listed entity was a smelter or refiner, (b) consulted publicly-available information to attempt to determine whether the identified entity was a smelter or refiner, or (c) attempted to contact the listed entity.

7.
If the smelter or refiner was not certified by these internationally-recognized schemes, SunPower and the Service Provider attempted to contact the smelter or refiner to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of its mineral ores.

8.
To the extent that no contact was made with a smelter or refiner identified by a Supplier, SunPower and the Service Provider searched public information to attempt to determine the mine or location of origin of the 3TG processed by the smelter or refiner and whether it obtains 3TG from sources that directly or indirectly finance or benefit armed groups in a Covered Country.

9.
In addition, to mitigate the risk that the necessary 3TG contained in SunPower’s in-scope products directly or indirectly finance or benefit armed groups in the Covered Countries, it (a) retained the Service Provider to manage data collection and (b) continued to refine its product scoping while performing due diligence.

10.
Following the initial introductions to the program and information request, up to 4 reminder emails were sent to each non-responsive supplier requesting survey completion. Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. If, after these efforts, a Supplier still did not register with the system or provide the information requested, SunPower initiated an escalation process. The escalation process consisted of outreach by SunPower commodity managers.

11.
In recognition that the information requested can take time to collect and aggregate, Suppliers were given a final deadline of April 11, 2017 to provide information about the metal processors present in their supply chains for the 2016 reporting year.

Findings Covering Smelters, Refiners and Country of Origin Information
For 2016, SunPower received 125 supplier responses to its outreach, or an 87% response rate. SunPower’s suppliers who responded in scope to questions provided 75 CMRT declarations identifying 317 smelters and refiners that processed or may have processed 3TG contained in SunPower’s products. Of these 75 CMRT declarations, 47 were company-level, 19 were product-level, and 9 were defined by the supplier. Due to the number of suppliers providing company-level declarations, the list of processing facilities disclosed below may over-represent the number of processing facilities that could result in Conflict Minerals in SunPower’s products.
Of the identified smelters and refiners 249 were listed as Compliant and 9 were listed as Active CFSI, and 59 are Not Participating in a compliance program as identified by CFSI or the Service Provider. Twenty-seven of by SunPower’s suppliers use smelters that are not compliant and are known to source from the DRC.
In brief:

•	317 smelters and refiners were identified by the Suppliers.

•	249 smelters and refiners, or 79%, were listed as Compliant by the CFSI.

•	9 smelters or refiners, or 3%, were listed as Active.

•	59 smelters or refiners, or 19%, were Not Participating.
In connection with SunPower’s reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to SunPower the facilities listed below as potentially having processed the necessary 3TG contained in SunPower’s in-scope products in 2016 (table information is as of April 11, 2017; see the notes following the table for additional information concerning the information presented in the table).

Metal	Smelter or Refiner Name	Smelter or Refiner Country	Status

Gold	Abington Reldan Metals, LLC	United States	Active
Gold	Advanced Chemical Company	United States	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold	United Arab Emirates	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti	Brazil	Compliant
Gold	Argor-Heraeus SA	Switzerland	Compliant
Gold	Asahi Pretec Corporation	Japan	Compliant
Gold	Asahi Refining Canada Limited	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Participating
Gold	AU Traders and Refiners	South Africa	Compliant
Gold	Aurubis AG	Germany	Compliant
Gold	Bangalore Refinery	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Not Participating
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Métaux SA	Switzerland	Active
Gold	Changcheng Gold & Silver Refining Factory	China	Not Participating
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	Not Participating
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Compliant
Gold	DODUCO GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Not Participating
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China	Not Participating
Gold	Geib Refining Corporation	United States	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	China	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Compliant
Gold	Guangdong Jinding Gold Limited	China	Not Participating
Gold	Gujarat Gold Centre	India	Not Participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Participating
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China	Not Participating
Gold	Heraeus Metals Hong Kong Ltd	China	Compliant

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Not Participating
Gold	HwaSeong CJ Co. Ltd	Korea, Republic of	Not Participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Company Limited	China	Compliant
Gold	Johnson Matthey Chemicals Ltd.	United Kingdom	Not Participating
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kaloti Precious Metals	United Arab Emirates	Not Participating
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	KGHM Polska Miedž Spółka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Compliant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	L'azurde Company For Jewelry	Saudi Arabia	Not Participating
Gold	Lingbao Gold Company Ltd.	China	Not Participating
Gold	Lingbao Jinyuan Mining Co., Ltd.	China	Not Participating
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	Not Participating
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Participating
Gold	Materion	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Co Ltd	China	Compliant
Gold	Metalor Technologies SA	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	Compliant
Gold	Minsur	Peru	Not Participating
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Modeltech Sdn Bhd	Malaysia	Active
Gold	Morris and Watson	New Zealand	Not Participating
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Compliant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Penglai Penggang Gold Industry Co Ltd	China	Not Participating
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Precinox SA	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Remondis Argentia B.V.	Netherlands	Not Participating
Gold	Republic Metals Corporation	United States	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	SAAMP	France	Compliant
Gold	Sabin Metal Corp.	United States	Not Participating
Gold	SAFINA A.S.	Czech Republic	Not Participating
Gold	Sai Refinery	India	Not Participating
Gold	Samduck Precious Metals	Korea, Republic of	Compliant
Gold	SAMWON METALS Corp.	Korea, Republic of	Not Participating
Gold	SAXONIA Edelmetalle GmbH	Germany	Compliant
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería SA	Spain	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	So Accurate Group, Inc.	United States	Not Participating
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sudan Gold Refinery	Sudan	Not Participating
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China	Not Participating
Gold	Tony Goetz NV	Belgium	Not Participating
Gold	Torecom	Korea, Republic of	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant
Gold	Universal Precious Metals Refining Zambia	Zambia	Not Participating
Gold	Valcambi SA	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant

Gold	WIELAND Edelmetalle GmbH	Germany	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Yunnan Copper Industry Co Ltd	China	Not Participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	Exotech Inc.	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	Kemet Blue Powder	United States	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineração Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	NPM Silmet AS	Estonia	Compliant
Tantalum	Power Resources Ltd.	Macedonia	Compliant
Tantalum	QuantumClean	United States	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Tranzact, Inc.	United States	Compliant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Compliant
Tin	5NPLUS	Canada	Not Participating
Tin	Alpha	United States	Compliant
Tin	An Thai Minerals Company Limited	Vietnam	Not Participating
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Not Participating
Tin	Aoki Laboratories Ltd.	United States	Not Participating
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Not Participating
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV Tiga Sekawan	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active
Tin	Elmet S.L.U.	Spain	Compliant
Tin	EM Vinto	Bolivia	Compliant
Tin	Estanho de Rondônia S.A.	Brazil	Not Participating
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Compliant
Tin	Gejiu Jinye Mineral Company	China	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Not Participating
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Compliant
Tin	Huichang Jinshunda Tin Co. Ltd	China	Not Participating
Tin	Jean Goldschmidt International SA	Belgium	Not Participating
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	JX Nippon Mining & Metals Co., Ltd.	Japan	Not Participating
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo-Chimique N.V.	Belgium	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant

Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	Modeltech Sdn Bhd	Malaysia	Not Participating
Tin	Nankang Nanshan Tin Co., Ltd.	China	Not Participating
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Not Participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Justindo	Indonesia	Not Participating
Tin	PT Karimun Mining	Indonesia	Compliant
Tin	PT Kijang Jaya Mandiri	Indonesia	Compliant
Tin	PT Menara Cipta Mulia	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT O.M. Indonesia	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tirus Putra Mandiri	Indonesia	Not Participating
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	PT WAHANA PERKIT JAYA	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Not Participating
Tin	VQB Mineral and Trading Group JSC	Vietnam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active

Tin	Yunnan Tin Group (Holding) Company Limited	China	Compliant
Tin	Yuntinic Chemical GmbH	Germany	Not Participating
Tungsten	A.L.M.T. Corp.	Japan	Compliant
Tungsten	ACL Metais Eireli	Brazil	Not Participating
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Exotech Inc.	United States	Not Participating
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China	Not Participating
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Not Participating
Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Not Participating
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Not Participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	Kennametal Fallon	United States	Compliant
Tungsten	Kennametal Huntsville	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Moliren Ltd	Russian Federation	Compliant
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Nippon Tungsten Co., Ltd.	Japan	Not Participating
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Compliant

Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant

a)
The smelters and refiners listed above were identified to SunPower by the Suppliers. Not all of the listed smelters and refiners may have processed the necessary 3TG contained in SunPower’s in-scope products, since some Suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold to SunPower. Some Suppliers also may have reported smelters and refiners that were not in SunPower’s supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not include all of the smelters and refiners in SunPower’s supply chain, since some Suppliers did not identify all of their smelters and refiners and because not all Suppliers responded to SunPower’s inquiries.

b)
“Compliant” means that a smelter or refiner was listed as compliant with the Conflict-Free Smelter Program’s (“CSFP”) assessment protocols or the assessment protocol of another third-party audit agency listed in the Due Diligence Framework. Smelters or refiners that are listed as “Re-audit in process” are considered to be Compliant by the CFSP. Included smelters and refiners were not necessarily Compliant for all or part of 2016 and may not continue to be Compliant for any future period.

c)
“Active” means that the smelter or refiner is listed by the CFSI as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the third-party audit agency, or according to information published by the CFSI, the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry – Conflict Minerals Council.

d)	“Not Participating” means the smelter or refiner is not listed as “Compliant” or “Active.”

e)	Smelter or refiner status reflected in the table is based solely on information made publicly available by the CFSI, without independent verification by SunPower.

f)	Country location is the location of the smelter or refiner is based solely on information made publicly available by the CFSI, without independent verification by SunPower.

Country of Origin Information
SunPower has endeavored to determine the mine or location or origin of the necessary 3TG contained in its in-scope products by requiring that the Suppliers provide it with completed CMRTs and through the other measures described in this Conflict Minerals Report. Where a smelter or refiner has been identified, SunPower also has reviewed public information, to the extent available, to try to determine the mine or location of origin. Suppliers were requested to provide an electronic signature before submitting their data to SunPower to verify that all answers submitted were accurate to the best of the supplier’s knowledge.
The countries of origin of the 3TG processed by “Compliant” smelters and refiners listed above are likely to have included countries listed below. The countries below are sorted by CFSI risk level.
L1 – CFSI: Countries with known active metal production but that are not identified as conflict regions or plausible areas of smuggling, export, or transit of minerals out of conflict affected regions.
Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jersey, Kazakhstan, Republic of Korea, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian

Federation, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam, Zimbabwe.
L2 – CFSI: Countries with known or plausible involvement in the smuggling, export, or transit of mineral out of conflict affected regions.
Kenya, Mozambique, South Africa, United Arab Emirates.
L3 – CFSI: Countries outlined in Section 1502 of the Dodd-Frank Act as those affected or bordering conflict-affected regions: currently defined as the Democratic Republic of Congo (DRC) and its nine adjoining countries.
Burundi, Central African Republic, Congo (Brazzaville), DRC- Congo (Kinshasa), Rwanda, South Sudan, Tanzania, Uganda, Zambia.
For 2016, we were not able to determine the country of origin of the 3TG processed by any of the smelters or refiners listed as “Active” or “Not Participating.”
Some of the 3TG processed by the Compliant smelters and refiners may have originated in whole or in part from recycled or scrap sources.
Due Diligence Improvement Measures
SunPower intends to further improve its due diligence measures for 2017 in order to mitigate the risk that the necessary 3TG in its in-scope products benefit armed groups by taking the following steps, among others:

•	Continue to alert suppliers when SunPower comes across information that a 3TG smelter or refiner is accused of irresponsible sourcing.

•	Inform all suppliers who have uncertified or high risk smelters on their CMRT and pass them list of CFSI approved smelters.

•
Inform all suppliers who have uncertified or high risk smelters they must communicate and organize their upstream suppliers to find alternative smelters or require certification of those smelters immediately and show deliberate steps in 2017 reporting cycle.

•	Require submission of CMRT with all conflict-free smelters as re-qualification step for any in-scope suppliers who are now inactive, but failed to submit CMRT in prior year when they were active.

•	Increase use of supplier survey as prequalification step to vet for conflict minerals.
The foregoing steps are in addition to the steps that SunPower took for 2016.